PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

Fourth Quarter and Full Year 2021 Results

San Jose, California | February 1, 2022

Q4'21: Solid finish to another strong year

- Total Payment Volume (TPV) of $339.5 billion, growing 23% on a spot and FX-neutral basis (FXN); net revenues of $6.9 billion, growing 13% on a spot and FXN basis
- GAAP EPS of $0.68 compared to $1.32 in Q4'20; non-GAAP EPS of $1.11 compared to $1.08 in Q4'20
- 9.8 million Net New Active Accounts (NNAs) added, including 3.2 million from the acquisition of Paidy

FY'21: Total Payment Volume (TPV) hits $1.25 trillion

- TPV of $1.25 trillion, growing 33% and 31% on an FXN basis; net revenues of $25.4 billion, growing 18% and 17% FXN
- GAAP EPS of $3.52, down 1%; non-GAAP EPS of $4.60, up 19%
- Operating Cash Flow of $6.3 billion; Free Cash Flow of $5.4 billion
- 48.9 million NNAs added; ended the year with 426 million active accounts

FY'22: Expect TPV to reach $1.5 trillion and revenue to surpass $29 billion

- TPV expected to grow 19%-22% at currrent spot rates and 21%-23% on an FXN basis
- Revenue expected to grow 15%-17% on a spot and FXN basis; excluding eBay, revenue expected to grow 19%-21%
- GAAP EPS expected to be in the range of $2.97-$3.15; non-GAAP EPS expected to be in the range of $4.60-$4.75
- 15 to 20 million NNAs expected to be added to PayPal's platform in FY'22

Q4 and FY'21 Highlights

		Q4'21		FY'21	
		USD $	YoY Change	USD $	YoY Change
GAAP	Net Revenues	$6.9B	13%*	$25.4B	17%*
GAAP	Operating Income	$1.1B	9%	$4.3B	30%
GAAP	EPS	$0.68	(49%)	$3.52	(1%)
Non-GAAP	Operating Income	$1.5B	0%	$6.3B	17%
Non-GAAP	EPS	$1.11	4%	$4.60	19%

* On an FXN basis

"2021 was one of the strongest years in PayPal's history. We reached $1.25 trillion in TPV and launched more products and experiences than ever before. The future is moving in our direction, and we are investing in our consumer and merchant capabilities to seize the opportunity in front of us."

Dan Schulman
President and CEO

Q4/FY 2021 Results 2

Q4'21 Key Operating and Financial Metrics

Net New Active Accounts[1]


(39%)
16.0M
9.8M
3.2M
Paidy acq
6.6M
organic
Q4'20
Q4'21

Total Payment Volume


+23%[2]
$277.1B
$339.5B
Q4'20
Q4'21

Net Revenues


+13%[2]
$6.1B
$6.9B
Q4'20
Q4'21

GAAP / Non-GAAP EPS[3]


GAAP
(49%)
$1.32
$0.68
Q4'20
Q4'21
Non-GAAP
+4%
$1.08
$1.11
Q4'20
Q4'21

Operating Cash Flow / Free Cash Flow[3]


Operating Cash Flow
+31%
$1.3B
$1.8B
Q4'20
Q4'21
Free Cash Flow
+38%
$1.1B
$1.6B
Q4'20
Q4'21

FY'21 Key Operating and Financial Metrics

Net New Active Accounts[1]


(33%)
10.2M
Honey acq
62.5M
organic
72.7M
48.9M
3.2M
Paidy acq
45.7M
organic
FY'20
FY'21

Total Payment Volume


+31%[2]
$0.94T
$1.25T
FY'20
FY'21

Net Revenues


+17%[2]
$21.5B
$25.4B
FY'20
FY'21

GAAP / Non-GAAP EPS[3]


GAAP
(1%)
$3.54
$3.52
FY'20
FY'21
Non-GAAP
+19%
$3.88
$4.60
FY'20
FY'21

Operating Cash Flow / Free Cash Flow[3]


Operating Cash Flow
+8%
$5.9B
$6.3B
FY'20
FY'21
Free Cash Flow
+9%
$5.0B
$5.4B
FY'20
FY'21

1. FY'20 NNAs include a one-time addition of 10.2M accounts in January 2020 from the acquisition of Honey; Q4'21 and FY'21 NNAs include a one-time addition of 3.2M accounts in October 2021 from the acquisition of Paidy.
2. On an FXN basis. 3. For a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance"

Q 4 /FY 20 2 1 R esults 3 CFO and EVP Global Customer Operations John Rainey Our 2021 results built upon the prior year’s record setting performance. We are in a much stronger competitive position than we were two years ago and remain focused on innovating at scale and advancing our leadership in digital payments.” Q4’21: Solid finish to another strong year • Revenue of $6.9 billion, growing 13% on a spot and FXN basis • Excluding eBay, revenue grew 22% on a spot basis • GAAP operating margin of 15.2%, declining 57 basis points; non-GAAP operating margin of 21.8%, declining 291 basis points • GAAP EPS of $0.68, down 49%; non-GAAP EPS of $1.11, up 4% • GAAP EPS includes a net gain of $0.60 in Q4’20 and a net loss of $0.18 in Q4’21 on PayPal’s strategic investment portfolio FY’21: Revenue increased 18% with ex-eBay growth of 29% • Revenue of $25.4 billion, growing 18% on a spot basis and 17% FXN • Excluding eBay, revenue grew 29% on a spot basis • GAAP operating margin of 16.8%, up 147 basis points; non-GAAP operating margin of 24.8%, down 27 basis points • GAAP EPS of $3.52 down 1%; non-GAAP EPS of $4.60, up 19% • GAAP EPS includes a net gain of approximately $1.24 in FY’20 and $0.06 in FY’21 on PayPal’s strategic investment portfolio Financial Highlights Operating Highlights Q4’21: Ongoing customer and engagement growth • 9.8 million NNAs added, bringing total active accounts to 426 million, up 13% • 5.3 billion payment transactions, up 21% • $339.5 billion in TPV, up 23% on a spot and FXN basis • Volume excluding eBay grew 27% on a spot basis and 28% FXN, representing more than 97% of TPV • Venmo processed approximately $60.6 billion in TPV, growing 29% FY’21: $1.25 trillion in TPV with >19 billion transactions • 48.9 million NNAs added, bringing total active accounts to 426 million accounts, up 13% • 19.3 billion payment transactions, up 25% • $1.25 trillion in TPV, up 33% on a spot basis and 31% FXN • Volume excluding eBay grew 38% on a spot basis and 36% FXN • Venmo processed approximately $230.1 billion in TPV, growing 44%

Q4/FY 2021 Results 4


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Balance Sheet and Liquidity

Delivered strong balance sheet while returning $3.4 billion to stockholders in FY'21

- Cash, cash equivalents, and investments totaled $16.3 billion as of December 31, 2021
- Debt totaled approximately $9.0 billion as of December 31, 2021
- In Q4'21, generated cash flow from operations of $1.8 billion, growing 31%, and free cash flow of $1.6 billion, growing 38%. In FY'21, generated cash flow from operations of $6.3 billion, growing 8%, and free cash flow of $5.4 billion, growing 9%
- In Q4'21, repurchased approximately 8.0 million shares of common stock, returning $1.5 billion to stockholders. In FY'21, repurchased approximately 15.4 million shares of common stock, returning $3.4 billion to stockholders

Strategic Initiatives and Business Updates

Increasing our value proposition for consumers and merchants globally

- Expanded the reach of global Pay Later offerings, including launching Pay in 3 in Italy and Spain and powering a Pay Later checkout button for Wix eCommerce merchants. Pay Later TPV during "Cyber 5" was nearly 4x the prior year's volume
- Strengthened in-store and omnichannel offering for merchants with the launch of the Zettle terminal for SMBs in the UK, Sweden, and Germany
- Introduced Honey to the Netherlands and expanded shopping rewards with cash back through PayPal – a new option for US customers to redeem Honey Gold rewards points earned while shopping online
- Set a new record on Giving Tuesday (November 30, 2021), processing more than $188 million in donations to nonprofits and causes, and expanded Give at Checkout to Italy and Spain

Q4/FY 2021 Results 5

Q4'21 Financial and Operating Highlights

Presented in millions, except per share data and percentages	Q4 2021	Q4 2020	YoY Growth		FXN YoY Growth
Total Payment Volume (TPV)	$339,530	$277,072	$62,458	23%	23%
GAAP					
Net revenues	$6,918	$6,116	$802	13%	13%
Operating margin	15.2%	15.7%	**	(57bps)	N/A
Effective tax rate	(13.5%)	15.7%	**	(29.2pts)	N/A
Net income	$801	$1,567	($766)	(49%)	N/A
Earnings per diluted share	$0.68	$1.32	($0.64)	(49%)	N/A
Net cash provided by operating activities	$1,763	$1,347	$416	31%	N/A
Non-GAAP					
Net revenues	$6,918	$6,116	$802	13%	13%
Operating margin	21.8%	24.7%	**	(291bps)	N/A
Effective tax rate	9.2%	12.6%	**	(3.4pts)	N/A
Net income	$1,319	$1,281	$38	3%	N/A
Earnings per diluted share	$1.11	$1.08	$0.03	4%	N/A
Free cash flow	$1,550	$1,121	$429	38%	N/A

** Not meaningful

Q 4 /FY 20 2 1 R esults 6 Q1’22 Revenue and Earnings Guidance • Revenue expected to grow ~6% on a spot and FXN basis • Revenue excluding eBay expected to grow ~14% • GAAP earnings per diluted share of ~$0.50, compared to $0.92 in the prior year period, and for non-GAAP earnings per diluted share of ~$0.87, compared to $1.22 in the prior year period • In the first quarter of 2021, GAAP EPS included a net unrealized loss of ~$0.09 on strategic investments • In the first quarter of 2021, GAAP and non-GAAP EPS included ~$0.06 benefit from credit loss reserve releases • Estimated non-GAAP amounts for the three months ending March 31, 2022 reflect adjustments of approximately $590 million, including estimated stock-based compensation expense and related payroll taxes of approximately $470 million FY’22 Revenue and Earnings Guidance • TPV expected to grow ~19%-22% at current spot rates and ~21%-23% on an FXN basis • Revenue expected to grow ~15%-17% on a spot and FXN basis • Revenue excluding eBay expected to grow ~19%-21% • GAAP earnings per diluted share expected to be in the range of ~$2.97-$3.15 compared to $3.52 in FY’21, and non-GAAP earnings per diluted share to be in the range of ~$4.60-$4.75, compared to $4.60 in FY’21 • In 2021, GAAP earnings per diluted share included approximately ~$0.06 of net gains on strategic investments • In 2021, GAAP and non-GAAP EPS included ~$0.21 benefit from credit loss reserve releases • Estimated non-GAAP amounts for the twelve months ending December 31, 2022 reflect adjustments of approximately $2.4 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.9 billion Financial Guidance Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss fourth quarter and full year 2021 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link. Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information.

Q 4 /FY 20 2 1 R esults 7 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non- GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.” Note Regarding Key Metrics Our key metrics are calculated using internal company data based on the activity we measure on our platform and may be compiled from multiple systems, including systems that are organically developed or acquired through business combinations. While the measurement of our key metrics is based on what we believe to be reasonable methodologies and estimates, there are inherent challenges and limitations in measuring our key metrics globally at our scale. The methodologies used to calculate our key metrics require judgment. We regularly review our processes for calculating these key metrics, and from time to time we may make adjustments to improve their accuracy or relevance. For example, we continuously apply models, processes and practices designed to detect and prevent fraudulent account creation on our platforms, and work to improve and enhance those capabilities. When we detect a significant volume of illegitimate activity, we generally remove the activity identified from our key metrics. Although such adjustments may impact key metrics reported in prior periods, we generally do not update previously reported key metrics to reflect these subse- quent adjustments unless the retrospective impact of process improvements or enhancements is determined by management to be material. Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the first quarter and full year 2022, medium-term outlook, impact and timing of product launches and acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop and deliver new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities and associated impacts; the effect of global and regional political, economic, market and trade conditions, supply chain issues and related events that affect

Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Ryan Wallace ryanwallace@paypal.com © 1999-2022 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com payments or commerce activity; natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the continuing effects of the COVID-19 pandemic and the proliferation of variants; the stability, security and performance of our payments platform; the effect of extensive government regulation and oversight related to our business, products and services in a variety of areas, including, but not limited to, laws covering payments, lending and consumer protection; the impact of complex and changing laws and regulations worldwide, including, but not limited to, laws covering privacy and data protection, and cybersecurity, which expose us to potential liabilities, increased costs, and other adverse effects on our business; the impact of payment card, bank, or other network rules or practices; changes in how consumers fund transactions; our ability to effectively detect and prevent the use of our services for fraud, abusive behaviors, illegal activities, or improper purposes; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; our ability to manage relationships with third parties and their ability to meet their obligations to us; damage to our reputation or brands; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely develop and upgrade our technology systems, infrastructure and customer service capabilities; the impact of proposed or completed acquisitions, divestitures, strategic investments, or entries into new businesses or markets; and our ability to attract, hire, and retain talented employees.. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s annual report on Form 10-K, a copy of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this press release is as of February 1, 2022. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman), John Rainey’s LinkedIn profile (https://www.linkedin.com/in/john- rainey-pypl), Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, and webcasts. Q 4 /FY 20 21 R esults 8

Q 4 /FY 20 2 1 R esults 9 PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets December 31, 2021 December 31, 2020 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 5,197 $ 4,794 Short-term investments 4,303 8,289 Accounts receivable, net 800 577 Loans and interest receivable, net 4,846 2,769 Funds receivable and customer accounts 36,141 33,418 Prepaid expenses and other current assets 1,287 1,148 Total current assets 52,574 50,995 Long-term investments 6,797 6,089 Property and equipment, net 1,909 1,807 Goodwill 11,454 9,135 Intangible assets, net 1,332 1,048 Other assets 1,737 1,305 Total assets $ 75,803 $ 70,379 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 197 $ 252 Funds payable and amounts due to customers 38,841 35,418 Accrued expenses and other current liabilities 3,755 2,648 Income taxes payable 236 129 Total current liabilities 43,029 38,447 Deferred tax liability and other long-term liabilities 2,998 2,930 Long-term debt 8,049 8,939 Total liabilities 54,076 50,316 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,168 and 1,172 shares outstanding as of December 31, 2021 and 2020, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 132 and 117 shares as of December 31, 2021 and 2020, respectively (11,880) (8,507) Additional paid-in-capital 17,208 16,644 Retained earnings 16,535 12,366 Accumulated other comprehensive income (loss) (136) (484) Total PayPal stockholders’ equity 21,727 20,019 Noncontrolling interest — 44 Total equity 21,727 20,063 Total liabilities and equity $ 75,803 $ 70,379

Q4/FY 2021 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
	(In millions, except per share data)			
Net revenues	$ 6,918	$ 6,116	$ 25,371	$ 21,454
Operating expenses:				
Transaction expense	2,952	2,330	10,315	7,934
Transaction and credit losses	350	366	1,060	1,741
Customer support and operations [1]	532	507	2,075	1,778
Sales and marketing [1]	666	605	2,445	1,861
Technology and development [1]	796	732	3,038	2,642
General and administrative [1]	570	569	2,114	2,070
Restructuring and other charges	2	44	62	139
Total operating expenses	5,868	5,153	21,109	18,165
Operating income	1,050	963	4,262	3,289
Other income (expense), net	(344)	896	(163)	1,776
Income before income taxes	706	1,859	4,099	5,065
Income tax (benefit) expense	(95)	292	(70)	863
Net income	$ 801	$ 1,567	$ 4,169	$ 4,202
Net income per share:				
Basic	$ 0.68	$ 1.34	$ 3.55	$ 3.58
Diluted	$ 0.68	$ 1.32	$ 3.52	$ 3.54
Weighted average shares:				
Basic	1,173	1,172	1,174	1,173
Diluted	1,183	1,191	1,186	1,187
[1] Includes stock-based compensation as follows:				
Customer support and operations	$ 58	$ 71	$ 263	$ 250
Sales and marketing	41	41	175	172
Technology and development	112	145	515	529
General and administrative	120	130	468	460
	$ 331	$ 387	$ 1,421	$ 1,411

Q4/FY 2021 Results 11

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
	(In millions)			
Cash flows from operating activities:				
Net income	$ 801	$ 1,567	$ 4,169	$ 4,202
Adjustments to reconcile net income to net cash provided by operating activities:				
Transaction and credit losses	350	366	1,060	1,741
Depreciation and amortization	326	301	1,265	1,189
Stock-based compensation	318	377	1,376	1,376
Deferred income taxes	(307)	171	(482)	165
Net losses (gains) on strategic investments	290	(941)	(46)	(1,914)
Other	8	37	100	47
Changes in assets and liabilities:				
Accounts receivable	(67)	(107)	(222)	(100)
Accounts payable	19	89	(31)	(4)
Income taxes payable	55	(115)	73	(230)
Other assets and liabilities	(30)	(398)	(922)	(618)
Net cash provided by operating activities	1,763	1,347	6,340	5,854
Cash flows from investing activities:				
Purchases of property and equipment	(213)	(226)	(908)	(866)
Proceeds from sales of property and equipment	2	—	5	120
Changes in principal loans receivable, net	(951)	(229)	(1,594)	294
Purchases of investments	(9,211)	(13,180)	(40,116)	(41,513)
Maturities and sales of investments	9,308	11,175	39,698	30,908
Acquisitions, net of cash and restricted cash acquired	(2,294)	—	(2,763)	(3,609)
Funds receivable	230	(474)	193	(1,552)
Net cash used in investing activities	(3,129)	(2,934)	(5,485)	(16,218)
Cash flows from financing activities:				
Proceeds from issuance of common stock	72	65	162	137
Purchases of treasury stock	(1,500)	(265)	(3,373)	(1,635)
Tax withholdings related to net share settlements of equity awards	(58)	(58)	(1,036)	(521)
Borrowings under financing arrangements	272	—	272	6,966
Repayments under financing arrangements	(361)	—	(361)	(3,000)
Funds payable and amounts due to customers	997	2,657	3,572	10,597
Other financing activities	—	(37)	—	(52)
Net cash (used in) provided by financing activities	(578)	2,362	(764)	12,492
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4	143	(102)	169
Net change in cash, cash equivalents, and restricted cash	(1,940)	918	(11)	2,297
Cash, cash equivalents, and restricted cash at beginning of period	19,969	17,122	18,040	15,743
Cash, cash equivalents, and restricted cash at end of period	$ 18,029	$ 18,040	$ 18,029	$ 18,040
Supplemental cash flow disclosures:				
Cash paid for interest	$ 110	$ 99	$ 231	$ 190
Cash paid for income taxes, net	$ 38	$ 121	$ 474	$ 565

Q4/FY 2021 Results 12

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees primarily charged to merchants on a transaction basis based on the Total Payment Volume ("TPV") completed on our payments platform. Growth in TPV is directly impacted by the number of payment transactions that we enable on our payments platform. We earn additional fees from merchants and consumers on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, to facilitate the purchase and sale of cryptocurrencies, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In millions, except percentages)				
Transaction revenues	$ 6,377	$ 5,607	$ 5,797	$ 5,621	$ 5,682
Current quarter vs prior quarter	14 %	(3)%	3 %	(1)%	12 %
Current quarter vs prior year quarter	12 %	10 %	17 %	33 %	25 %
Percentage of total	92 %	91 %	93 %	93 %	93 %
Revenues from other value added services	541	575	441	412	434
Current quarter vs prior quarter	(6)%	30 %	7 %	(5)%	13 %
Current quarter vs prior year quarter	25 %	50 %	40 %	2 %	2 %
Percentage of total	8 %	9 %	7 %	7 %	7 %
Total net revenues	$ 6,918	$ 6,182	$ 6,238	$ 6,033	$ 6,116
Current quarter vs prior quarter	12 %	(1)%	3 %	(1)%	12 %
Current quarter vs prior year quarter	13 %	13 %	19 %	31 %	23 %

Net Revenues by Geography	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In millions, except percentages)				
U.S. net revenues	$ 3,901	$ 3,476	$ 3,272	$ 3,063	$ 3,073
Current quarter vs prior quarter	12 %	6 %	7 %	— %	9 %
Current quarter vs prior year quarter	27 %	23 %	23 %	24 %	18 %
Percentage of total	56 %	56 %	52 %	51 %	50 %
International net revenues	3,017	2,706	2,966	2,970	3,043
Current quarter vs prior quarter	11 %	(9)%	— %	(2)%	15 %
Current quarter vs prior year quarter	(1)%	3 %	14 %	38 %	29 %
(FXN) Current quarter vs prior year quarter	(1)%	2 %	10 %	35 %	29 %
Percentage of total	44 %	44 %	48 %	49 %	50 %
Total net revenues	$ 6,918	$ 6,182	$ 6,238	$ 6,033	$ 6,116
Current quarter vs prior quarter	12 %	(1)%	3 %	(1)%	12 %
Current quarter vs prior year quarter	13 %	13 %	19 %	31 %	23 %
(FXN) Current quarter vs prior year quarter	13 %	13 %	17 %	29 %	23 %

Q4/FY 2021 Results 13

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In millions, except percentages)				
Active accounts[1]	426	416	403	392	377
Current quarter vs prior quarter	2 %	3 %	3 %	4 %	4 %
Current quarter vs prior year quarter	13 %	15 %	16 %	21 %	24 %
Number of payment transactions[2]	5,343	4,900	4,735	4,371	4,408
Current quarter vs prior quarter	9 %	3 %	8 %	(1)%	10 %
Current quarter vs prior year quarter	21 %	22 %	27 %	34 %	27 %
Payment transactions per active account[3]	45.4	44.2	43.5	42.2	40.9
Current quarter vs prior quarter	3 %	2 %	3 %	3 %	2 %
Current quarter vs prior year quarter	11 %	10 %	11 %	7 %	1 %
TPV[4]	$ 339,530	$ 309,910	$ 310,992	$ 285,447	$ 277,072
Current quarter vs prior quarter	10 %	— %	9 %	3 %	12 %
Current quarter vs prior year quarter	23 %	26 %	40 %	50 %	39 %
(FXN) Current quarter vs prior year quarter	23 %	24 %	36 %	46 %	36 %
Transaction Expense Rate[5]	0.87 %	0.83 %	0.81 %	0.80 %	0.84 %
Transaction and Credit Loss Rate[6]	0.10 %	0.09 %	0.05 %	0.10 %	0.13 %
Transaction Margin[7]	52.3 %	54.2 %	56.8 %	57.8 %	55.9 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our payments platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) TPV is the value of payments, net of payment reversals, successfully completed on our payments platform, or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is transaction expense divided by TPV.

(6) Transaction and credit loss rate is transaction and credit losses divided by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

Q 4 /FY 20 2 1 R esults 14 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free cash flow represents operating cash flows less purchases of property and equipment. The company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

Q4/FY 2021 Results 15

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
	(In millions, except percentages) (unaudited)			
GAAP net revenues	$ 6,918	$ 6,116	$ 25,371	$ 21,454
GAAP operating income	1,050	963	4,262	3,289
Stock-based compensation expense and related employer payroll taxes	339	395	1,539	1,472
Amortization of acquired intangible assets	116	108	441	450
Restructuring	—	35	27	109
Other[(1), (2)]	2	9	35	48
Acquisition related transaction expense	—	—	—	20
Total non-GAAP operating income adjustments	457	547	2,042	2,099
Non-GAAP operating income	$ 1,507	$ 1,510	$ 6,304	$ 5,388
GAAP operating margin	15 %	16 %	17 %	15 %
Non-GAAP operating margin	22 %	25 %	25 %	25 %

(1) The three months and year ended December 31, 2021 include charges of $2 million and $9 million associated with early lease terminations, respectively. Additionally, the year ended December 31, 2021 includes asset impairment charges of $26 million for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties.

(2) The three months and year ended December 31, 2020 include $9 million and $30 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties, respectively. Additionally, the year ended December 31, 2020 includes $22 million of expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and an adjustment of $4 million to an award for a legal proceeding based on the final settlement.

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
	(In millions, except per share data and percentages) (unaudited)			
GAAP income before income taxes	$ 706	$ 1,859	$ 4,099	$ 5,065
GAAP income tax (benefit) expense	(95)	292	(70)	863
GAAP net income	801	1,567	4,169	4,202
Non-GAAP adjustments to net income:				
Non-GAAP operating income adjustments (see table above)	457	547	2,042	2,099
Net losses (gains) on strategic investments	290	(941)	(46)	(1,914)
Other[(1), (2)]	—	—	36	242
Tax effect of non-GAAP adjustments	(229)	108	(746)	(24)
Non-GAAP net income	$ 1,319	$ 1,281	$ 5,455	$ 4,605
Diluted net income per share:				
GAAP	$ 0.68	$ 1.32	$ 3.52	$ 3.54
Non-GAAP	$ 1.11	$ 1.08	$ 4.60	$ 3.88
Shares used in GAAP diluted share calculation	1,183	1,191	1,186	1,187
Shares used in non-GAAP diluted share calculation	1,183	1,191	1,186	1,187
GAAP effective tax rate	(13)%	16 %	(2)%	17 %
Tax effect of non-GAAP adjustments to net income	22 %	(3)%	13 %	(5)%
Non-GAAP effective tax rate	9 %	13 %	11 %	12 %

(1) The year ended December 31, 2021 consists primarily of $43 million in tax expense related to intra-group transfer of intellectual property and $11 million in tax benefit related to the write-off of deferred tax liabilities on strategic investments as a result of acquiring the remaining interest in the investments during the period.

(2) The year ended December 31, 2020 includes tax expense related to intra-group transfer of intellectual property.

Q 4 /FY 20 2 1 R esults 16 PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 (In millions/unaudited) Net cash provided by operating activities $ 1,763 $ 1,347 $ 6,340 $ 5,854 Less: Purchases of property and equipment (213) (226) (908) (866) Free cash flow $ 1,550 $ 1,121 $ 5,432 $ 4,988